EXHIBIT 99.1

Contacts:
Layne Christensen Company	The Equity Group Inc.
Jerry Fanska	Devin Sullivan
Sr. Vice President Finance	Sr. Vice President
913-677-6858	212-836-9608
www.layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Account Executive
913-677-6852	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

FOR IMMEDIATE RELEASE

Layne Christensen Names James R. Easter Chief Financial Officer

MISSION WOODS, Kan., May 3, 2013 – Layne Christensen Company (Nasdaq: LAYN) ("Layne" or the "Company") today announced that James R. Easter has been named Chief Financial Officer, effective May 6, 2013.

Mr. Easter brings a wealth of financial, management, and industry experience to Layne. He most recently served as Chief Financial Officer of SEH Offshore Ventures, the focus of which was to acquire and operate an international fleet of standard class jack-up drilling units. In 2010, he accepted the position of Chief Financial Officer at Seahawk Drilling, a shallow-water contract oil & gas drilling company. The following year, Mr. Easter was appointed President and CEO of Seahawk where he successfully managed the sale of the company to Hercules Offshore. From 2002-2008, Mr. Easter was Vice President of Finance and Treasurer, and then Vice President of Corporate Development and Strategic Planning at McDermott International, a Fortune 500 company focused on executing complex offshore oil & gas projects worldwide. Prior this, Mr. Easter was Vice President, Transaction Development and Support, at Reliant Energy Solutions, Inc., part of Reliant Energy.

He received his B.A. from the University of Texas, Austin and an M.B.A from Thunderbird, The American Graduate School of International Management.

Rene Robichaud, President and CEO of Layne, said, “Jim’s expertise in finance, M&A, energy services, and managing global companies makes him an ideal fit for Layne. We expect Jim’s vision and counsel will be a vital component of our continuing evolution into a global provider of responsible solutions for water, mineral and energy resources.”

Mr. Easter stated, “This is an exciting time to join Layne, and I look forward to helping advance the Company’s growth strategies.”

Mr. Easter succeeds Jerry Fanska, who announced his retirement in December 2012. Mr. Fanska will remain with Layne in order to assist in the transition of responsibilities and Layne’s relocation to Houston.

Mr. Robichaud concluded, “For nearly 20 years, Jerry has been a key part of Layne’s growth and success. The financial and reporting infrastructure he has built will help ensure a seamless transition of responsibilities. Everyone at Layne wishes him a fulfilling retirement.”

Layne Christensen Company
Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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